As filed with the Securities and Exchange Commission on June 20, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1072256 (I.R.S. Employer Identification No.)

3950 South Country Club Road, Suite 470 Tucson, Arizona 85714 (Address of principal executive offices, including zip code)

Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan

(Full title of the plan)

Jack Phillips

President and Chief Executive Officer

3950 South Country Club Road, Suite 470

Tucson, Arizona 85714

(520) 365-3100

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Daniel M. Mahoney

Joshua Schneiderman

Snell & Wilmer L.L.P.

One East Washington Street

Suite 2700

Phoenix, Arizona 85004

(602) 382-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement is being filed solely for the registration of 16,000,000 additional shares of common stock, $0.001 par value per share, of Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), for issuance pursuant to the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan (as amended, the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Registrant’s prior registration statement relating to the Plan (No. 333-265126) is hereby incorporated by reference in this registration statement, except as revised in Part II of this registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Company with the Securities and Exchange Commission (the “Commission”) and are hereby incorporated by reference in this registration statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 31, 2023 (the “Form 10-K”).

2.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the Commission on May 15, 2023.

3.	The Company’s Current Reports on Form 8-K, filed with the Commission on January 11, 2023, January 13, 2023, February 9, 2023, February 24, 2023, March 14, 2023 (both reports filed on such date), March 29, 2023 (only with respect to the information filed therein under Item 8.01), March 30, 2023, April 6, 2023, April 13, 2023, April 24, 2023, May 15, 2023, May 16, 2023, May 22, 2023, May 24, 2023 (both reports filed on such date), May 30, 2023, June 1, 2023, June 5, 2023, June 7, 2023 and June 13, 2023 (other than the information furnished therein under Item 7.01 and Exhibit 99.1 thereto).

4.	The description of the Company’s common stock contained in its Registration Statement on Form 8-A (No. 001-31822), filed with the Commission on December 26, 2012, and any amendment or report filed for the purpose of updating such description, including Exhibit 4.4 to the Form 10-K.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit Number	Description	Page or Method of Filing
4.1	Certificate of Incorporation of the Company	Incorporated by reference to Appendix B of the Company’s Definitive Proxy Statement on Schedule 14A filed on November 13, 2012

4.1.1	Certificate of Amendment to Certificate of Incorporation of the Company	Incorporated by reference to Exhibit A to the Company’s Definitive Information Statement on Schedule 14C filed on July 12, 2013

Exhibit Number	Description	Page or Method of Filing
4.1.2	Certificate of Amendment to Certificate of Incorporation of the Company	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 15, 2016

4.1.3	Certificate of Amendment to Certificate of Incorporation of the Company	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 15, 2019

4.1.4	Certificate of Amendment to Certificate of Incorporation of the Company	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 13, 2021

4.1.5	Certificate of Designation of the Series A Preferred Stock of the Company	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 23, 2021

4.1.6	Certificate of Amendment to Certificate of Incorporation of the Company	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 17, 2022

4.1.7	Certificate of Amendment to Certificate of Incorporation of the Company	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 24, 2023 (the second report filed on such date)

4.2	Amended and Restated Bylaws of the Company	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 8, 2019

4.2.1	Amendment No. 1 to the Amended and Restated Bylaws of the Company	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 3, 2022

5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1

24.1	Power of Attorney	Included on the signature page hereto

99.1	Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 17, 2022

99.2	First Amendment to the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan	Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 24, 2023 (the second report filed on such date)

107	Filing Fee Table	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on June 20, 2023.

ACCELERATE DIAGNOSTICS, INC.

By:	/s/ Jack Phillips
Name:	Jack Phillips
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jack Phillips and David Patience, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with any and all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jack Phillips Jack Phillips	President, Chief Executive Officer and Director (Principal Executive Officer)	June 20, 2023
/s/ David Patience David Patience	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 20, 2023
/s/ Hany Massarany Hany Massarany	Chairman of the Board of Directors	June 20, 2023
/s/ Mark S. Black Mark S. Black	Director	June 20, 2023
/s/ Wayne Burris Wayne Burris	Director	June 20, 2023
/s/ Louise Francesconi Louise Francesconi	Director	June 20, 2023

/s/ John Patience John Patience	Director	June 20, 2023
/s/ Marran Ogilvie Marran Ogilvie	Director	June 20, 2023
/s/ Jack Schuler Jack Schuler	Director	June 20, 2023
/s/ Jennifer Regan Jennifer Regan	Director	June 20, 2023
/s/ Matthew W. Strobeck, Ph.D. Matthew W. Strobeck, Ph.D.	Director	June 20, 2023